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                                                                  Exhibit 10.14

                                PROMISSORY NOTE


$13,750.00               Houston, Harris County, Texas          January 8, 2001


     FOR VALUE RECEIVED, Alvin N. Lubetkin SSN ###-##-#### (hereinafter,

"Maker"), a resident of Harris County, Texas, promises to pay to the order of
 -----
OSHMAN'S SPORTING GOODS, INC.-SERVICES, a Delaware corporation, (hereinafter, "Payee") at 2302 Maxwell Lane, Houston, Harris County, Texas 77023 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of thirteen-thousand seven-hundred fifty dollars and no cents ($13,750.00) together with interest on the unpaid principal balance of this note at the rate of five and nine-tenths percent (5.9%) per annum and interest on all past due amounts at the rate of eighteen percent (18.0%) per annum; provided,
                                                                    --------
however, that, notwithstanding anything to the contrary set forth herein, for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the maximum non-usurious rate of interest allowed by applicable law, and in this connection, it is expressly stipulated and agreed that it is the intent of the Maker and the Payee to contract in strict compliance with the applicable usury laws of the State of Texas and of the United States, whichever from time to time permit the higher rate of interest. Interest shall be computed for the actual number of days elapsed in a year consisting of 365 days (or 366 days in a leap year).

     This note shall be due and payable in equal bi-weekly installments in the amount of one-thousand seventy-four dollars and fifty-seven cents ($1,074.57) each, inclusive of interest, with the first installment being due and payable on January 19, 2001.

Maker hereby authorizes Oshman's:

(i) To deduct $1,074.57 from Maker's bi-weekly compensation payments from Oshman's beginning January 19, 2001 and ending upon payment in full on the note, and to apply same to the payment of amounts due and payable under the note.

(ii) In the event that Maker's employment at Oshman's terminates for any reason, prior to payment in full of this note, to deduct from Maker's final compensation payment an amount equal to the portion of the note that remains unpaid, and to apply same to the payment of the note.

     All outstanding principal and accrued unpaid interest (if any) on this Note shall be due and payable in full on the earlier of (a) the termination of Maker's employment at Oshman's or (b) July 6, 2001. All payments shall be applied first to accrued interest, the balance to principal. Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee. Payee's payment receipt records shall be prima facie evidence of payments made hereon.

     The failure to pay this note as and when due and payable shall constitute a default under this note, whereupon the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded hereunder and by law. No delay or omission of the Payee or any other holder hereof to exercise any power, right or remedy accruing to the Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Maker sues any holder in connection with this note and does not prevail, then the Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' and professionals' fees. Any amount to be paid hereunder by the Maker to the Payee shall be a demand obligation owing by the Maker to the Payee or such other holder and shall bear interest from the date of expenditure until paid at the per annum rate provided in this note for interest on past due amounts.

     Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them.
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     This note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflict of laws provision, and the United States of America from time to time in effect. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of the Maker and the Payee.

     This note embodies the entire agreement and understanding between the Payee and Maker with respect to the debt evidenced by this note and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there are no oral agreements between Maker and Payee which have not been incorporated herein.



                                        /s/ Alvin N. Lubetkin
                                        ----------------------------
                                        ("Maker")

                                        Maker's Address:

                                        2302 Maxwell Lane
                                        Houston, TX  77023